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Exhibit 99.1

Media Relations 212 460 4111 (24 hours)	Consolidated Edison, Inc. 4 Irving Place New York NY 10003 www.conEdison.com
News
FOR IMMEDIATE RELEASE: January 22, 2004	Contact: Michael Clendenin 212-460-4111

Con Edison, Inc. Reports 2003 Earnings

Increases Dividend for the 30th Consecutive Year

NEW YORK—Consolidated Edison, Inc. (Con Edison) [NYSE: ED] today reported 2003 earnings from ongoing operations of $624 million or $2.83 a share, compared with earnings from ongoing operations of $668 million or $3.14 a share in 2002. Excluded from these results in 2003 are impairment charges for certain unregulated telecommunications and generating assets and the impact of a regulatory settlement, partially offset by the cumulative effect of changes in accounting principles, and in 2002, the cumulative effect of changes in accounting principles. Including these items, net income for common stock was $528 million or $2.39 a share in 2003 compared with $646 million or $3.03 a share in 2002.

For the fourth quarter of 2003, the company's earnings from ongoing operations were $146 million or $0.65 a share compared with $120 million or $0.56 a share for the fourth quarter of 2002. Including the items noted above, net income for common stock was $50 million or $0.21 a share in the fourth quarter 2003 compared with $118 million or $0.55 a share in the 2002 period.

"Con Edison's utility operations performed very well in 2003. For the second year in a row, Con Edison of New York was named 'Most Reliable Electric Utility in North America.' This award reflects our employees' dedication and our continued focus on the basics of our business," said Eugene R. McGrath, Chairman and Chief Executive Officer. "We're pleased to see that the economy in New York has clearly turned the corner. We are well positioned to participate in the continuing recovery."

The company also declared a quarterly dividend of 56 1/2 cents a share on its common stock, payable March 15, 2004 to shareholders of record as of February 11, 2004, an annualized increase of 2 cents over the previous annual dividend of $2.24 a share. This represents the company's 30thconsecutive annual increase in its dividend to shareholders. "The dividend increase reflects our continued confidence in our business and the underlying economic strength of our service area," said Joan S. Freilich, Executive Vice President and Chief Financial Officer. "While our earnings have been negatively impacted by the recent economic slowdown and by increased costs at Con Edison of New York that are not yet reflected in rates, we remain strong financially, with a solid balance sheet, good liquidity and above average debt ratings."

—more—

In view of conditions affecting certain of its competitive activities, the company recognized impairment charges of $159 million ($94 million after-tax) for its unregulated telecommunications and generation businesses in the fourth quarter of 2003. The company is evaluating strategic alternatives for the telecommunications business. In addition, the company recognized an $8 million ($5 million after-tax) charge for the settlement of a proceeding regarding outages at the nuclear generating unit the company sold in 2001.

The changes in accounting principles in 2003 were the adoption of new accounting standards requiring fair value accounting for certain power contracts and the consolidation of variable interest entities. The changes in 2002 were the adoption of new accounting standards for goodwill and for certain contracts involved in energy trading and risk management activities.

The following table is a reconciliation of Con Edison's earnings and earnings per share from ongoing operations to reported net income for common stock and earnings per share.

	For the year ended December 31,				For the quarter ended December 31,
	Earnings		Earnings per share		Earnings		Earnings per share
(Million of Dollars, except earnings per share)
	2003	2002	2003	2002	2003	2002	2003	2002
Ongoing operations	$624	$668	$2.83	$3.14	$146	$120	$0.65	$0.56
Telecommunications asset impairment	(84)	—	(0.38)	—	(84)	—	(0.38)	—
Unregulated generating asset impairments	(10)	—	(0.05)	—	(10)	—	(0.05)	—
Settlement regarding nuclear generating unit sold in 2001	(5)	—	(0.03)	—	(5)	—	(0.03)	—
Cumulative effect of changes in accounting principles	3	(22)	0.02	(0.11)	3	(2)	0.02	(0.01)

Reported net income for common stock and earnings per share—GAAP Basis	$528	$646	$2.39 *	$3.03	$50	$118	$0.21	$0.55

*
The weighted average number of shares outstanding used to calculate earnings per share was 221 million in 2003. Excluding the impact of new equity issuances in 2003 and 2002, the weighted average number of shares outstanding would have been 212 million in 2003.

—more—

The following table represents an analysis of the major factors affecting Con Edison's earnings per share from ongoing operations for the year and fourth quarter 2003 compared with the 2002 periods:

	Year 2003 vs. 2002	4th quarter 2003 vs. 2002
Con Edison of New York:
Impact of weather in 2003 on net revenues versus 2002 (estimated)	$(0.03)	$(0.05)
Sales, adjusted for weather (estimated)	0.15	0.03
Lower operations expense	0.11	0.07
Regulatory accounting/amortizations	0.06	0.14
Increased pension & other post — retirement benefit costs	(0.24)	(0.05)
Higher depreciation and property tax expense	(0.12)	(0.03)
Regional power outage (estimated)	(0.03)	—
Other	(0.04)	0.05

Total Con Edison of New York	(0.14)	0.16

Orange and Rockland Utilities	—	0.02
Unregulated subsidiaries and parent company	(0.17)	(0.09)

Total earnings per share variation from ongoing operations	($0.31)	$0.09

The performance of the unregulated businesses in 2003 reflects lower merchant generation margins and additional costs related to generating units placed in service and lower than anticipated revenues in the telecommunications business.

For the year 2003, amounts of electricity, firm gas and steam delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period and the August power outage, increased 0.6 percent, 3.6 percent and 0.9 percent, respectively, as compared with the 2002 period.

Con Edison expects its earnings for 2004 to be in the range of $2.60 to $2.80 a share. The forecast reflects increased pension and other post-retirement benefit costs, insurance premiums and depreciation expense, partially offset by sales growth. Con Edison of New York has filed gas and steam rate proposals that would take effect in October 2004 and expects to file an electric rate proposal this spring, to take effect in April 2005, at the end of the respective current rate plans.

Regulated utility construction expenditures for 2004 are estimated at $1.1 billion, compared with $1.2 billion in 2003. Unregulated subsidiary construction expenditures are estimated at $30 million in 2004 compared with approximately $100 million in 2003.

Refer to attachments to this press release for the condensed consolidated balance sheets at December 31, 2003 and 2002 and the consolidated income statements for 2003 and 2002.

—more—

This press release contains certain forward-looking statements of future expectations and non-Generally Accepted Accounting Principles (GAAP) financial measures. Actual results might differ materially from those projected in the forward looking statements because of factors such as those identified in reports the company has filed with the Securities and Exchange Commission. Earnings from ongoing operations should not be considered as an alternative to net income, determined in accordance with GAAP. Management uses earnings and earnings per share from ongoing operations as measures to evaluate operations of the company and believes that these non-GAAP financial measures also provide useful information to investors. Use of these measures facilitates the analysis of the company's ongoing performance as compared to its internal budgets and previously reported financial results. Other companies may use different measures to present financial performance.

Consolidated Edison, Inc. [NYSE: ED] is one of the nation's largest investor-owned energy companies, with $10 billion in annual revenues and approximately $21 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following six subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas, and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350 square mile area in southeastern New York state and adjacent sections of northern New Jersey and northeastern Pennsylvania; Con Edison Solutions, a retail energy services company; Con Edison Energy, a wholesale energy supply company; Con Edison Development, an infrastructure development company; and Con Edison Communications, a telecommunications infrastructure company and service provider.

# # #

Attachment A

CONSOLIDATED EDISON, INC.
CONSOLIDATED BALANCE SHEET (Condensed)
(UNAUDITED)

	As at
	December 31, 2003	December 31, 2002
	(Millions of Dollars)
ASSETS
PLANT, AT ORIGINAL COST
Utility plant—net	$14,284	$13,442
Non-utility plant—net	941	710

NET PLANT	15,225	14,152

CURRENT ASSETS
Cash and temporary cash investments	67	132
Funds held for the redemption of long-term debt	—	275
Accounts receivable—customers, less allowance for uncollectible accounts	790	683
Other receivables, less allowance for uncollectible accounts	184	169
Inventories	283	196
Prepayments	98	73
Other current assets	170	178

TOTAL CURRENT ASSETS	1,592	1,706

INVESTMENTS	248	235

DEFERRED CHARGES, REGULATORY ASSETS AND NONCURRENT ASSETS
Goodwill	406	406
Intangible assets—net	111	82
Prepaid pension costs	1,257	1,024
Regulatory assets	1,861	1,866
Other deferred charges and noncurrent assets	266	196

TOTAL DEFERRED CHARGES, REGULATORY ASSETS AND NONCURRENT ASSETS	3,901	3,574

TOTAL ASSETS	$20,966	$19,667

CONSOLIDATED EDISON, INC.
CONSOLIDATED BALANCE SHEET (Condensed)
(UNAUDITED)

	As at
	December 31, 2003	December 31, 2002
	(Millions of Dollars)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity	$6,423	$5,921
Preferred stock	213	213
Long-term debt	6,733	6,166

TOTAL CAPITALIZATION	13,369	12,300

NONCURRENT LIABILITIES
Provision for injuries and damages	194	197
Pension and benefits	205	206
Superfund and other environmental costs	193	143
Other noncurrent liabilities	157	122

TOTAL NONCURRENT LIABILITIES	749	668

CURRENT LIABILITIES
Long-term debt due within one year	166	473
Notes payable	159	162
Accounts payable	905	925
Customer deposits	228	221
Other current liabilities	453	494

TOTAL CURRENT LIABILITIES	1,911	2,275

DEFERRED CREDITS AND REGULATORY LIABILITIES
Deferred income taxes and investment tax credits	3,172	2,788
Regulatory liabilities and other deferred credits	1,765	1,636

TOTAL DEFERRED CREDITS AND REGULATORY LIABILITIES	4,937	4,424

TOTAL CAPITALIZATION AND LIABILITIES	$20,966	$19,667

Attachment B

CONSOLIDATED EDISON, INC.
CONSOLIDATED INCOME STATEMENT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(Unaudited)

	2003	2002
	(Millions of Dollars)
Operating revenues
Electric	$1,559	$1,424
Gas	362	332
Steam	107	115
Non-utility	251	186

Total operating revenues	2,279	2,057

Operating expenses
Purchased power	936	767
Fuel	87	94
Gas purchased for resale	190	171
Other operations	266	270
Maintenance	75	90
Impairment charges—telecommunications and other unregulated assets	159	—
Depreciation and amortization	136	126
Taxes, other than income tax	267	277
Income tax	10	46

Total operating expenses	2,126	1,841

Operating income	153	216
Other income (deductions)
Investment income	1	1
Allowance for equity funds used during construction	5	2
Other income	9	31
Other deductions	(3)	(1)
Income tax	2	(4)

Total other income (deductions)	14	29

Income before interest charges	167	245
Interest on long-term debt	101	90
Other interest	20	33
Allowance for borrowed funds used during construction	(4)	(1)

Net interest charges	117	122

Income before preferred stock dividends	50	123

Preferred stock dividend requirements	3	3

Income before cumulative effect of changes in accounting principles	$47	$120
Cumulative effect of changes in accounting principles (net of income tax of $2 million in 2003 and $1 million in 2002)	$3	$(2)

Net income for common stock	$50	$118

Earnings per common share—Basic
Before cumulative effect of changes in accounting principles	$0.19	$0.56
Cumulative effect of changes in accounting principles	$0.02	(0.01)
After cumulative effect of changes in accounting principles	$0.21	$0.55

Earnings per common share—Diluted
Before cumulative effect of changes in accounting principles	$0.19	$0.56
Cumulative effect of changes in accounting principles	$0.02	(0.01)
After cumulative effect of changes in accounting principles	$0.21	$0.55

Average number of shares outstanding—Basic (in Millions)	225.5	213.7
Average number of shares outstanding—Diluted (in Millions)	226.5	214.8

Consolidated Edison, Inc. utility sales
Electric (thousands of kilowatthours)
Total energy delivered in service areas	14,218,825	14,405,405
Gas (dekatherms)
Firm sales and transportation	31,148,615	32,072,850
Steam (thousands of pounds)	5,592,791	6,301,118

CONSOLIDATED EDISON, INC.
CONSOLIDATED INCOME STATEMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(Unaudited)

	2003	2002
	(Millions of Dollars)
Operating revenues
Electric	$6,863	$6,251
Gas	1,492	1,204
Steam	537	404
Non-utility	935	643

Total operating revenues	9,827	8,502

Operating expenses
Purchased power	3,926	3,201
Fuel	504	289
Gas purchased for resale	847	596
Other operations	1,134	962
Maintenance	353	387
Impairment charges—telecommunications and other unregulated assets	159	—
Depreciation and amortization	529	495
Taxes, other than income tax	1,116	1,114
Income tax	325	398

Total operating expenses	8,893	7,442

Operating income	934	1,060
Other income (deductions)
Investment income	4	2
Allowance for equity funds used during construction	15	10
Other income	23	48
Other deductions	(16)	(20)
Income tax	10	22

Total other income (deductions)	36	62

Income before interest charges	970	1,122

Interest on long-term debt	401	386
Other interest	45	61
Allowance for borrowed funds used during construction	(12)	(5)

Net interest charges	434	442

Income before preferred stock dividends	536	680

Preferred stock dividend requirements	11	12

Income before cumulative effect of changes in accounting principles	525	668
Cumulative effect of changes in accounting principles (net of income tax of $2 million in 2003 and $15 million in 2002)	3	(22)

Net income for common stock	$528	$646

Earnings per common share—Basic
Before cumulative effect of changes in accounting principles	$2.37	$3.14
Cumulative effect of changes in accounting principles	$0.02	$(0.11)
After cumulative effect of changes in accounting principles	$2.39	$3.03

Earnings per common share—Diluted
Before cumulative effect of changes in accounting principles	$2.36	$3.13
Cumulative effect of changes in accounting principles	$0.02	$(0.11)
After cumulative effect of changes in accounting principles	$2.38	$3.02

Average number of shares outstanding—Basic (in Millions)	220.9	213.0
Average number of shares outstanding—Diluted (in Millions)	221.8	214.0

Consolidated Edison, Inc. utility sales
Electric (thousands of kilowatthours)
Total energy delivered in service areas	59,347,469	59,520,658
Gas (dekatherms)
Firm sales and transportation	127,527,813	116,331,065
Steam (thousands of pounds)	26,248,361	24,519,476

QuickLinks

  Exhibit 99.1
  Attachment A
CONSOLIDATED EDISON, INC. CONSOLIDATED BALANCE SHEET (Condensed) (UNAUDITED)
CONSOLIDATED EDISON, INC. CONSOLIDATED BALANCE SHEET (Condensed) (UNAUDITED)
  Attachment B
CONSOLIDATED EDISON, INC. CONSOLIDATED INCOME STATEMENT FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002 (Unaudited)